Exhibit(g)(3)

     Amendment Dated as of November 6, 2007 to the Global Custody Agreement
between JP Morgan Chase Bank, N.A. (“JP Morgan” or “Custodian”) and each of the Funds listed on Attachment A of such Agreement (each, a “Fund”)

     WHEREAS, The Custodian and each Fund have entered into a Global Custody Agreement dated as of April 12, 2007, as amended to date (the “Global Custody Agreement”),

     WHEREAS, the fund listed below wishes to become a party to the Agreement, and

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.	Attachment A to the Global Custody Agreement is hereby deleted and replaced with the schedule attached hereto to reflect the addition of the following fund:

Morgan Stanley Institutional Fund Trust ---

Advisory Portfolio II

     IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON THE NEW ATTACHMENT A

Attest: ____/s/	Alice J. Gerstel		By: ___/s/ Ronald E. Robison
	Alice J. Gerstel	Name:	Ronald E. Robison
		Title:	President and Principal Executive
Officer

JP MORGAN CHASE BANK, N.A.

Attest: ____/s/	Helen A. Robichaud		By: ___/s/ Mark W. Kuchera
	Helen A. Robichaud	Name:	Mark Kuchera
		Title:	Vice President

Attachment A

Morgan Stanley FX Series Funds--
The FX Alpha Portfolio
The FX Alpha Plus Portfolio

The Universal Institutional Funds, Inc.--
Asian Equity Portfolio
Balanced Portfolio
Core Equity Portfolio
Core Plus Fixed Income Portfolio
Emerging Markets Debt Portfolio
Emerging Markets Equity Portfolio
Equity and Income Portfolio
Equity Growth Portfolio
Global Franchise Portfolio
Global Real Estate Portfolio
Global Value Equity Portfolio
High Yield Portfolio
International Fixed Income Portfolio
International Growth Equity Portfolio
International Magnum Portfolio
Investment Grade Fixed Income Portfolio
Mid Cap Growth Portfolio
Multi-Asset Class Portfolio
Small Company Growth Portfolio
Targeted Duration Portfolio
U.S. Mid-Cap Value Portfolio
U.S. Real Estate Portfolio
Value Portfolio

Morgan Stanley Institutional Fund Inc.--
Active International Allocation Portfolio
Disciplined Large Cap Value Active Extension Portfolio
Emerging Markets Debt Portfolio
Emerging Markets Portfolio
Focus Equity Portfolio
Global Franchise Portfolio
Global Real Estate Portfolio
Global Value Equity Portfolio
International Equity Portfolio
International Growth Active Extension Portfolio
International Growth Equity Portfolio
International Magnum Portfolio
International Real Estate Portfolio
International Small Cap Portfolio
Large Cap Relative Value Portfolio
Small Company Growth Portfolio
Systematic Active Large Cap Core Portfolio
Systematic Active Small Cap Core Portfolio
Systematic Active Small Cap Growth Portfolio

Systematic Active Small Cap Value Portfolio
Systematic Large Cap Core Active Extension Portfolio
U.S. Large Cap Growth Portfolio
U.S. Real Estate Portfolio
U.S. Small/Mid Cap Value Portfolio

Morgan Stanley Institutional Fund Trust--
Advisory Global Fixed Income Portfolio
Advisory Global Fixed Income Portfolio II
Advisory Portfolio
Advisory Portfolio II
Advisory Portfolio—Series 1
Advisory Portfolio—Series 2
Balanced Portfolio
Core Fixed Income Portfolio
Core Plus Fixed Income Portfolio
Equities Plus Portfolio
High Yield Portfolio
Intermediate Duration Portfolio
International Fixed Income Portfolio
Investment Grade Fixed Income Portfolio
Limited Duration Portfolio
Long Duration Fixed Income Portfolio
Mid Cap Growth Portfolio
Municipal Portfolio
U.S. Mid Cap Value Portfolio
U.S. Small Cap Value Portfolio
Value Portfolio
Morgan Stanley European Equity Fund
Morgan Stanley Global Dividend Growth Fund,
Morgan Stanley International Fund
Morgan Stanley International Small Cap Fund
Morgan Stanley International Value Equity Fund
Morgan Stanley Japan Fund
Morgan Stanley Pacific Growth Fund
Morgan Stanley Technology Fund
Morgan Stanley Variable Investment Series-
European Equity Portfolio
Global Dividend Growth Portfolio
Morgan Stanley Asia-Pacific Fund, Inc.
Morgan Stanley Emerging Markets Fund, Inc.
Morgan Stanley India Investment Fund, Inc.
Morgan Stanley Eastern Europe Fund, Inc.
Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.
Morgan Stanley High Yield Fund, Inc.
Morgan Stanley Global Opportunity Bond Fund, Inc.
Morgan Stanley Emerging Markets Debt Fund, Inc.
The Malaysia Fund, Inc.
The Latin American Discovery Fund, Inc.
The Turkish Investment Fund, Inc.